UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington,D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15 (d) of
               The Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) July 8,1999


             FRANKLIN FINANCIAL SERVICES CORPORATION
             ---------------------------------------
       (Exact name of registrant as specified in its charter)

 Pennsylvania                    0-12126               23-144083
----------------------------    -------------      -------------
(State or other jurisdiction    (Commission        (IRS Employer
 of incorporation)               File Number)       Ident. No.)


20 South Main Street, Chambersburg,PA                17201
---------------------------------------            ---------
(Address of principal executive office)            (Zip Code)


Registrant's telephone number, including area code    (717) 264-6116
                                                      --------------
                               N/A
  ------------------------------------------------------------
  (Former name or former address, if changes since last report)




Item 4.        Change in Registrant's Certifying Accountants
               ---------------------------------------------
    On  July  8,  1999,  the  Board of  Directors  of  Franklin
Financial   Services   Corporation  (Corporation)   unanimously
determined that it would discontinue the engagement of Arthur Andersen LLP, Lancaster, PA (AA), as its independent auditors upon
the  unanimous   recommendation  of  the  Audit  Committee  and
unanimously determined that the Corporation will engage Beard &
Company,  Inc.,  Certified   Public   Accountants,  Harrisburg,
Pennsylvania, (Beard), as  the Corporation's auditors for  the
fiscal  year  ending  December  31,  1999.   The  Corporation's
decisions  were  effective  July  8, 1999.

      AA audited the consolidated financial statements of the Corporation for the years ended December 31, 1998 and 1997. The termination of AA was not due to any disagreements with AA as to any matters of accounting policies, procedures or practices or with respect to financial statements disclosure. AA's report on the financial statements for the two most recent fiscal years of the Corporation did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Corporation's two fiscal years ended December 31, 1997 and 1998 and the subsequent interim period preceding the termination of AA, there were no disagreements with AA on
any matter of accounting   principles  or  practices,  financial
statements disclosure  or  auditing scope or procedure.

      During  the  Corporation's two fiscal years ended December
31, 1998  and  1997 and the subsequent interim period preceding
AA's termination, AA did not advise the Corporation of any of the following:

     (A)    that   the  internal  controls  necessary   for   the
Corporation to develop reliable financial statements did not exist;


     (B) that information had come to AA's attention that had led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management;

     (C) (1) of the need to expand significantly the scope of the Corporation's audit, or that information had come to AA's attention during such time period that if further investigated might (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements); or (ii) cause it to be unwilling to rely on management's representations or be associated with the Corporation's financial statements and

       (2) due to AA's termination, or for any other reason, AA did not so expand the scope of its audit or conduct such further investigation; or

     (D) (1) that information had come to AA's attention that it had concluded materially impacted the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to AA's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and

       (2) due to AA's termination, or for any other reason, the issue has not been resolved to AA's satisfaction prior to its termination.

     During the Corporation's two fiscal years ended December 31, 1998 and 1997 and the subsequent interim period preceding Beard's appointment, neither the Corporation nor any person acting on its behalf consulted Beard regarding: (1) application of accounting
principles to a specified transaction,  either  completed   or
proposed, (2) the type of audit opinion that might be rendered on the Corporation's financial statements, or (3) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and its related instructions) with AA or constituted a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

      AA has been requested by the Corporation to review this disclosure and furnish the Corporation with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made by the Corporation with respect to AA, and, if not, stating the respects on which it does not agree. For a copy of AA's response, see Exhibit 16.


Item 7.        Financial Statements and Exhibits

     (c)  Exhibits:

          16   Response of Arthur Andersen LLP

July 14, 1999

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated July 8, 1999 of Franklin Financial Services Corporation (the Corporation) filed with the Securities and Exchange Commission and are in agreement with the statements contained therein. We have no knowledge as to whether the Corporation consulted with Beard & Company, Inc. regarding the application of accounting principles or the type of opinion that might be rendered on the Corporation's financial statements.

Very truly yours,

/s/ARTHUR ANDERSEN LLP


                           Signatures
                          ------------
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                    FRANKLIN FINANCIAL SERVICES CORPORATION

                         By: /s/ Elaine G. Meyers
                             -------------------------------------
                             Elaine G. Meyers
                             Treasurer and Chief Financial Officer


Dated July 14, 1999